PRO FORMA STATEMENT OF INCOME
 SPEEDWAY MOTORSPORTS, INC.
 YEAR ENDED DECEMBER 31, 1997
 (UNAUDITED)
 (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
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 EXHIBIT NO. 99.8                                           HISTORICAL
                                                ---------------------------------  PRO FORMA       ADJUSTMENTS
                                                SMI              LVMS (1)         ADJUSTMENTS         NOTES          PRO FORMA
                                                -----------     --------------   ---------------  ------------   -----------------

 REVENUES:
   Admissions                                       $94,032             $3,789             --                           $97,821
   Event related revenue                             83,177             10,355             --                            93,532
   Other operating revenue                           14,917                 34             --                            14,951
                                                -----------     --------------   ------------                   --------------
     Total revenues                                192,126             14,178             --                           206,304
                                                -----------     --------------   ------------                   --------------

 OPERATING EXPENSES:
   Direct expenses of events                        65,347              9,093             --                            74,440
   Other direct operating expenses                   9,181                  0             --                             9,181
   General and administrative                       31,623              6,166             --                            37,789
   Depreciation and amortization                    15,742              4,250            363          A                 20,355
   Preoperating expenses of new speedway             1,850                 --                                            1,850
                                                -----------     --------------   ------------                   --------------
     Total operating expenses                      123,743             19,509            363                           143,615
                                                -----------     --------------   ------------                   --------------

 OPERATING INCOME                                   68,383             (5,331)          (363)                           62,689

 Interest Expense, Net                              (5,313)                (7)       (13,570)         B                (18,890)
 Other Income (Expense), Net                           991               (107)            --                               884
                                                -----------     --------------   ------------                   --------------

 INCOME BEFORE INCOME TAXES                         64,061             (5,445)       (13,933)                           44,683

 Income Tax Provision (Benefit)                     25,883                 --         (7,751)         C                 18,132
                                                -----------     --------------   ------------                   --------------

 NET INCOME (LOSS)                                 $38,178            ($5,445)       ($6,182)                          $26,551
                                                ===========     ==============   ============                   ==============


 BASIC EARNINGS PER SHARE                            $0.92                                                               $0.64
                                                ===========                                                     ==============

   Weighted Average Shares Outstanding              41,338                                                              41,338
                                                ===========                                                     ==============


 DILUTED EARNINGS PER SHARE                          $0.89                                                               $0.62
                                                ===========                                                     ==============

   Weighted Average Shares Outstanding              44,491                                                              44,491
                                                ===========                                                     ==============

(1) LVMS held its first NASCAR-sanctioned Winston Cup race in March 1998.

                                                            See notes to pro forma financial statements.

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                           SPEEDWAY MOTORSPORTS, INC.
                  NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

A. Increase in depreciation and amortization:
   - Depreciation of step-up in fair value of property and
     equipment using straight-line basis .......................       173
   - Amortization of goodwill (amortized on straight-line
     basis over 40 years) ......................................       190
                                                                   -------
                                                                      $363
                                                                   =======
B. Change in interest expense, net:
   - Interest expense on increase in revolving bank credit
     facility borrowings for pro forma purposes using assumed
     7.75% interest (see Note L of September 30, 1998 pro forma
     forma balance sheet).......................................   (13,535)
   - Interest expense on SMI obligation issued to former LVMS
     stockholder - imputed interest at 6.4%.....................       (91)
   - Elimination of interest expense on notes payable not
     assumed in purchase .......................................        56
                                                                   -------
                                                                   (13,570)
                                                                   =======
C. Decrease in income tax provision:
   - Income tax benefit of loss before income taxes and pro
     forma adjustments of LVMS on consolidated income tax
     provision using SMI effective income tax rate of 40%.......   $(7,751)
                                                                   =======



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